Exhibit 99.1

Agrify Corporation Enters Into Agreements to Raise up to $1.84 Million From the Exercise of Previously Issued Common Stock Warrants

BILLERICA, Mass., April 19, 2023 (GLOBE NEWSWIRE) -- Agrify Corporation (Nasdaq: AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced it has entered into warrant inducement letters to raise up to $1.84 million in gross proceeds from the exercise of 10,651,430 common stock warrants issued in the Company’s public offering from December, 2022, or the Existing Warrants.

On April 18, 2023, the Company reduced the exercise price of all the Existing Warrants from $0.65 per share to $0.1725 per share. On such date, Agrify also entered into warrant inducement offer letters with certain investors pursuant to which the investors’ may exercise 10,651,430 Existing Warrants at the reduced exercise price of $0.1725, and the Company will issue to such investors new warrants to purchase 200% of the shares exercised pursuant to the Existing Warrants from April 18, 2023 to 9:00am on April 21, 2023. Such new warrants will become exercisable six months after issuance, have an exercise price of $0.1725 and a five (5) year term from their initial exercise date, which will, among other things, be reduced to the extent the Company issues securities for a lower purchase price, subject to certain exceptions and substantially consistent with the equivalent term in the Existing Warrants. Additionally, if the exercise of the Existing Warrants by the warrantholder would cause the warrantholder to exceed the beneficial ownership limitation in the warrant agreement for the Existing Warrants, the Company will, among other things, only issue such number of Existing Warrants to the warrantholder that would not cause the warrantholder to exceed the maximum number of shares of common stock permitted, with the balance to be held in abeyance until such shares can be delivered to the holder within such beneficial ownership limitations. If all are exercised, the exercise of the 10,651,430 Existing Warrants is expected to result in gross proceeds to the Company of $1.84 million.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in the offering. There shall not be any sale of the securities described herein in any state or jurisdiction in which such offering, sale, or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agrify (Nasdaq: AGFY)

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding Agrify’s ability to close the warrant inducement transaction on a timely basis and the expected proceeds thereof, Agrify’s potential to be cash flow positive and Agrify’s ability to deliver solutions and services, including the development of new solutions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Agrify has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Investor Relations Inquiries

Caitlin Moakley Bricker
Chief of Staff
caitlin.moakley@agrify.com
(617) 733-0584

Media Inquiries

Rachel Soulsby
Vice President of Marketing
rachel.soulsby@agrify.com
(978) 660-9125